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                                   SUBLEASE

     THIS SUBLEASE (this "Sublease") is made and entered into this 1st day of March, 1999 by and between WILLIAMS WORLDWIDE, Inc., A California corporation ("Sublessor"), and Viant Corporation, a CALIFORNIA corporation ("Sublessee").

                                   RECITALS

     A. Sublessor entered into that certain Lease dated September 15, 1997 (the "Master Lease"), with Lowe Properties I, L.L.C., a Delaware limited liability company ("Master Lessor"), for the lease of approximately 30,634 square feet (the "Master Premises") in that certain building located at 3130 Wilshire Boulevard, Santa Monica, California (the "Building"). A copy of the Master Lease is attached hereto as Exhibit "A".

     B. Sublessor desires to sublease to Sublessee a portion of the Master Premises consisting of approximately 3,155 rentable square feet (the "Sublease Premesis"), as depicted on Composite Drawing, Floor 3 (suite 320) attached hereto pursuant to the provisions hereof.

     NOW, THEREFORE, the parties agree as follows:

     1. SUBLEASE. Subject and pursuant to the provisions hereof, Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, the Sublease Premises.

     2.  TERM. The term of this Sublease shall be month to month with a three
(3) month minimum term, commencing on March 1, 1999. During the three (3) month period beginning June 1, 1999 and ending August 31, 1999, sublessee shall have the right to terminate with thirty (30) days prior written notice. Thereafter, the lease shall continue on a month-to-month basis with both parties having the right to terminate by giving (30) days prior written notice.

     3.  RENT

         3.01 SUBLEASE RENT. During the term of this Sublease and commencing as of the Commencement Date, Sublessee shall pay to Sublessor as rent for the Sublease Premises the sum of Two Dollars ($2.00) per rentable square foot as "Base Rent" (as defined in Article 3 of the Master Lease) (the "Sublease Rent") pursuant to the terms and provisions of Article 3 of the Master Lease; provided, however, that Sublessee's obligation to pay Sublease Rent shall commence as of the Commencement Date and shall not abate in any manner whatsoever (specifically, the terms and conditions of Section 3.2 of the Master Lease shall not apply to Sublessee's obligations to pay Sublease Rent) and Sublessee shall pay Sublessee's Share of the sums that would otherwise be payable by Sublessor under the Master Lease if the provisions of Section 3.2 of the Master Lease were not applicable. Sublease Rent shall be paid to Sublessor without demand, deduction, set-off or counterclaim, in advance on the first day of each calendar month during the term of this Sublease, and in the event of a partial rental month, rent shall be


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prorated on the basis of a thirty (30) day month. Sublessee shall pay to
Sublessor upon the execution hereof the first full monthly installment of Sublease Rent.

     4. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon Sublessee's execution hereof a sum in the amount of Six Thousand Three Hundred Ten Dollars ($6,310.00) ("Deposit") as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of the Deposit, Sublessee shall within ten (10) days after written demand therefor deposit cash with Sublessor in an amount sufficient to restore the Deposit to its full amount and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep the Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other incurment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Sublease Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to the Deposit.

     5. USE. Sublessee shall use and occupy the Sublease Premises only for general office use and for no other purpose.

     6.  MASTER LEASE.

         6.01 COMPLIANCE WITH MASTER LEASE.

              (a) DEFINITIONS. Except as otherwise expressly provided herein, during the Term and for all subsequent periods with respect to obligations arising prior to the termination of the Sublease, Sublessee shall comply with and perform, for the benefit of Master Lessor and Sublessor, all of the terms, covenants, conditions and obligations of the "tenant under the Master Lease allocable or applicable to the Sublease Premises. Such terms, covenants, conditions and obligations shall, unless the context of the Master Lease indicates otherwise, be applied with the terms "Sublessor" and "Sublessee" substituted respectively for "Landlord" and "Tenant" and with the term "Premises" under the Master Lease meaning the Sublease Premises demised hereunder. Sublessee acknowledges that it has read the attached copy of the Master Lease and agrees that this Sublease shall be subject and subordinate to the provisions thereof. Sublessee shall not do, permit or suffer any act, occurrence or omission which if done, permitted or suffered by Sublessor would


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be (with notice, the passage of time or both) in violation of or a default by the tenant under the Master Lease, or could lead in any respect to the termination of the Master Lease.

               (b) CONSENTS. Sublessor shall use reasonable efforts to obtain from the Master Lessor any approvals or consents reasonably requested by Sublessee for any work, services, repairs or other performance to be performed, from the Master Lessor under the Master Lease; provided, however, in the case of legal proceedings requested by Sublessee to be instituted, Sublessee shall indemnify, defend, protect and hold Sublessor harmless from and against any legal fees and disbursements and all other costs, expenses, liabilities, claims and obligations incurred by or asserted against Sublessor in connection with any such proceeding.

          6.02 INCORPORATION BY REFERENCE

               (a) INCORPORATION. Subject to the provisions of this Section 6.02, the provisions of the Master Lease are hereby incorporated by this reference; provided, however, that in the event that any provision of the Master Lease shall explicitly conflict with the provisions of this Sublease, the provisions of this Sublease shall prevail.

               (b) DELETIONS. Notwithstanding any provision of this Sublease to the contrary, Sublessee shall not be responsible, and does not expressly assume the following provisions of the Master Lease: Items C, H, M, N, P, Q, R, W, X, Y, BB, CC, DD, EE, FF, GG, HH. II of Section I, Sections II and
III, Sections 3.1, 3.2, 3.3, 4, 22.1.C, 29, and the Work Letter (Exhibit "A").

          7. MODIFICATIONS TO CERTAIN INCORPORATED PROVISIONS.
Notwithstanding the incorporation of the provisions of the Master Lease provided in Paragraph 6, certain provisions of the Master Lease as the same apply to this Sublease are modified as follows:

               7.01 NOTICES. Notices which are required to be sent to "Tenant" or "Landlord" under the Master Lease (if such notices are applicable to the Sublease Premises) shall be sent to the following addresses:

          Notices To Sublessor:  3130 Wilshire Boulevard
                                 Suite 400
                                 Santa Monica, California 90403
                                 Attention: Kathleen Williams

          Notices To Sublessee:  3130 Wilshire Boulevard
                                 Suite 320
                                 Santa Monica, California 90403
                                 Attention: Lance Trebesch

               7.02 CONDITION OF SUBLEASE PREMISES.

               (a) Sublessee has inspected the Sublease Premises and all improvements located thereon, and has agreed to accept the Sublease Premises in an "AS-IS" condition, in its condition existing as of the date of this Sublease subject to all applicable municipal, county, state and federal laws, ordinances and regulations governing and regulating the use and occupancy of the Sublease Premises, and accepts the Sublease subject thereto and to all matters disclosed thereby, without warranty or representation concerning the same. Sublessor


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hereby acknowledges that the Sublease Premises are to be delivered to
Sublessee at the commencement of the term of the Sublease, unoccupied, and in a broom-swept condition, with standard lighting reinstalled.

         7.03 ASSIGNMENT, SUBLETTING AND ENCUMBRANCE. Sublessee shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Sublease or in the Sublease Premises, without obtaining the prior written consent of Sublessor thereto, which Sublessor may grant or withhold in Sublessor's sole and absolute discretion. Any assignment, subletting, mortgage or other encumbrance attempted by Sublessee to which Sublessor has not consented in writing shall be null and void and of no effect.

         7.04  ALTERATIONS

              (a) ALTERATIONS AND IMPROVEMENTS BY SUBLESSEE. Sublessee shall not make any alterations, additions or improvements to the Sublease Premises (collectively "Alterations") without obtaining the prior written consent of Sublessor thereto, which Sublessor may grant or withhold, and to which Sublessor may impose any conditions in Sublessor's sole discretion. All such Alterations shall be constructed only after necessary permits, licenses and approvals have been obtained from appropriate governmental agencies and all improvements shall be constructed as to conform to all relevant codes, regulations, and ordinances. All such Alterations shall be made at Sublessee's sole cost and shall be diligently prosecuted to completion. Any contractor or person making such Alterations shall first be approved in writing by Sublessor. Upon the expiration or earlier termination of this Sublease, Sublessor may elect to have Sublessee either (i) surrender with the Sublease Premises any or all of such Alterations as Sublessor shall determine (except personal property as provided in Subsection (b) below, in which case, such Alterations shall become the property of Sublessor, or (ii) promptly remove any or all of such Alterations designated by Sublessor to be removed, in which case, Sublessee shall repair and restore the Sublease Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall permit no mechanic's or other liens to be recorded against the Sublease Premises. Should a lien be made or filed against the Sublease Premises, Master Premises or real property on which the Sublease Premises are situated, Sublessee at its sole cost, shall bond against or discharge said lien within 10 days after Sublessor's or Master Lessor's request to do so.

              (b) REMOVAL OF PROPERTY. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Sublessee at its expense in the Sublease Premises shall be and remain the property of Sublessee and may be removed by Sublessee at any time, provided that Sublessee, at its expense, shall repair any damage to the Sublease Premises caused by such removal or by the original installation. Sublessor may elect to require Sublessee to remove all or any part of the aforementioned property at the expiration or sooner termination of the Sublease, in which event such removal shall be done at Sublessee's expense, and Sublessee shall at its own expense repair any damage to the Sublease Premises caused by such removal prior to the termination of this Sublease.

         7.05 HOLDING OVER. If Sublessee holds over after the expiration or earlier termination of this Sublease, with or without the express or implied consent of Sublessor, then at the option of Sublessor, Sublessee shall become and be only a month-to-month tenant at a rent equal to One Hundred and Fifty percent (150%) of the Sublease Rent payable by Sublessee

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immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Sublessor expressly reserves the right to require Sublessee to surrender possession of the Sublease Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Sublessee and/or collect damages in connection with any such holding over, and (ii) Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Sublessor by reason of Sublessee's failure to surrender the Sublease Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease.

         7.06 PARKING. Sublessee and Sublessee's employees shall have the right to lease up to Two (2) spaces ("Sublessee's Parking Spaces") in the Building's Garage (as such term is defined in Item W of the Master Lease). Sublessee shall pay Sublessor the sum of Eighty-Five Dollars ($85.00) per space per month as the parking charge for the sublease of Sublessee's Parking Spaces.

     8.  ENVIRONMENTAL MATTERS.

         8.01 HAZARDOUS MATERIAL. As used herein, the term "Hazardous Material" means any hazardous, toxic, explosive or radioactive substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum, (iii) asbestos,
(iv) flammable explosives, (v) radioactive materials or (vi) polychlorinated biphenyls.

         8.02 SUBLESSEE'S USE OF SUBLEASE PREMISES. Sublessee hereby agrees that all operations or activities upon, or any use or occupancy of the Sublease Premises, or any portion thereof, by Sublessee, its assignees, sub-sublessees, and their respective agents, servants, employees, representatives and contractors (collectively, herein "Sublessee Affiliates"), throughout the term of this Sublease, shall be in all respects in compliance with all federal, state and local laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Material.

         8.03 INDEMNIFICATION OF SUBLESSOR. Sublessee shall indemnify, defend, protect and hold Sublessor and its partners, Shareholders, officers, directors, employees, trustees, successors, assigns, agents, servants, affiliates, representatives, and contractors (collectively, herein "Sublessor Affiliates") harmless from any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive and consequential damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind of nature that arise during or after the term of this Sublease directly or indirectly from, attributable to or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in or into the air, soil, surface, surface water or groundwater at, on, about, under or within the Sublease Premises or the Master Premises, or any portion thereof, by Sublessee, Sublessee Affiliates, or any invitee of Sublessee.


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          8.04 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any applicable federal, state or local law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Sublease Premises by Sublessee or Sublessee Affiliates, Sublessee shall perform or cause to be performed (or at Sublessor's election, permit Sublessor to perform or cause to be performed at Sublessee's expense) the Remedial Work in compliance with such law or order. All Remedial Work shall be conducted strictly in accordance with a written remediation plan approved in advance in writing by both Sublessor and all appropriate governmental agencies and shall be other wise satisfactory to Sublessor and such agencies.

          8.05 SURVIVABILITY. Each of the covenants and agreements of Sublessee set forth in this Section 8 shall survive the expiration or earlier termination of this Sublease.


     9.   INDEMNIFICATION; EXCULPATION

          9.01 NON-LIABILITY OF SUBLESSOR. Sublessor shall not be liable to Sublessee and Sublessee hereby waives and releases all claims against Sublessor and Sublessor Affiliates (as defined in Section 8.03 above) for injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Sublease Premises or the Master Premises. Without limiting the foregoing, neither Sublessor nor any of the Sublessor Affiliates shall be liable for and there shall be no abatement of Rent for (i) any damage to Sublessee's property stored with or entrusted to Sublessor or Sublessor Affiliates, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas electricity, water or rain which may leak from any part of the Sublease Premises or the Master Premises or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other sublessees, occupants or other visitors to the Sublease Premises or the Master Premises or from any other cause whatsoever, or (iv) any latent or other defect in the Sublease Premises or the Master Premises.

          9.02 INDEMNIFICATION OF SUBLESSOR. Sublessee shall indemnify, defend, protect and hold Sublessor harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, actual attorneys' fees and costs, incurred or asserted in connection with (j) injury or damage to any person or property whatsoever arising out of or in connection with this Sublease, the Sublease Premises or Sublessee's activities in or about the Sublease Premises including, without limitation, when such injury or damage has been caused in whole or in part by the act, negligence, fault or omission of Sublessee, its agents, servants, contractors, employees, representatives, licensees or invitees, or (ii) any breach or default by Sublessee of its obligations under this Sublease. The provisions of this Section 9.02 shall survive the expiration or earlier termination of this Sublease.


          9.03 MASTER LESSOR DEFAULT; CONSENTS. Notwithstanding any provision of this Sublease to the contrary, (a) Sublessor shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Sublessee by reason or as the result of any breach, default or failure to perform by the Master Lessor under the Master Lease and
(b) whenever the consent or approval of Sublessor and Master Lessor is required for a


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particular act, event or transaction (i) any such consent or approval by
Sublessor shall be subject to the consent or approval of Master Lessor and
(ii) should Master Lessor refuse to grant such consent or approval, under all circumstances, Sublessor shall be released from any obligation to grant its consent or approval.

         9.04 NON-RECOURSE LIABILITY. Sublessor shall in no event or at any time be personally liable for the payment or performance of any obligation required or permitted of the Sublessor under this Sublease or under any document executed in connection herewith. In the event of any actual or alleged failure, breach or default by Sublessor under this Sublease or any such document, the sole recourse of Sublessee shall be against the interest of Sublessor in the Master Premises.

     10.  MISCELLANEOUS

         10.01 CONFIDENTIALITY. Sublessee agrees that (i) the terms and provisions of this Sublease are confidential and constitute proprietary information of Sublessor and (ii) Sublessee shall not disclose, and it shall cause their respective partners, officers, directors, shareholders, employees, brokers, attorneys to not disclose any term of provision of this Lease to any person without first obtaining the prior written consent of Sublessor.

         10.02 COUNTERPARTS. This Sublease may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.

         10.03 SOLE AGREEMENT. This Sublease contains all of the understandings of the parties and all representations made by either party to the other are merged herein.

         10.04 MODIFICATION. This Sublease may not be modified in any respect except by a document in writing executed by both parties hereto or their respective successors.

         10.05 ATTORNEYS' FEES. If any party commences an action against the other, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs.

         10.06 BINDING EFFECT. This Sublease shall be binding on and inure to the benefit of the parties and their respective heirs, successors and assigns.

         10.07 KITCHEN LUNCHROOM USE. An additional monthly fee of ONE HUNDRED FIFTY Dollars ($150.00) for use of kitchen amenities and refreshments. Fees shall be paid to Sublessor without demand, deduction, set-off or counterclaim in advance on the first day of each calendar month during the term of this sublease. In the event of a partial rental month, fees shall be prorated on the basis of the thirty (30) day month. Sublessee shall pay to Sublessor upon the execution hereof the first full month.

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IN WITNESS WHEREOF, the parties hereunto set their hand on the date first above written.



SUBLESSOR                                 SUBLESSEE

WILLIAMS WORLDWIDE, INC.                  Viant Corporation
a California corporation                  a California corporation



By:                                       By: /s/ M. Dwayne Nesmith
   -----------------------------             ---------------------------------
Name:                                     Name: DWAYNE NESMITH
Its:                                      Its:  Vice-President






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